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                                                                    Exhibit 9

                                ESCROW AGREEMENT

       ESCROW AGREEMENT, dated as of December 29, 1995 (this "Agreement"), by and among WENDY'S INTERNATIONAL, INC., an Ohio corporation ("Wendy's"), 1149658 ONTARIO INC., an Ontario corporation and subsidiary of Wendy's (1149658 Ontario Inc. and its successors being referred to herein as "Newco"), RONALD V. JOYCE ("Seller"), and THE TRUST COMPANY OF BANK OF MONTREAL, a company incorporated under the laws of Canada, as escrow agent (the "Escrow Agent").

                              W I T N E S S E T H

       WHEREAS, pursuant to a Share Purchase Agreement, dated as of October 31, 1995, as amended (the "Purchase Agreement"), entered into among Wendy's, Newco, 632687 Alberta Ltd., an Alberta corporation, continued as 1052106 Ontario Limited, an Ontario corporation (the "Company"), and Seller, the parties thereto have agreed, subject to the terms and conditions set forth therein, that Newco shall acquire from Seller all of the issued and outstanding shares of the Company, and Seller shall receive Non-Voting Exchangeable Shares of Newco (such shares, and shares of any successor corporation having terms substantially equivalent to those of the Non-Voting Exchangeable Shares of Newco, being referred to herein as the "Newco Exchangeable Shares");

       WHEREAS, pursuant to the Purchase Agreement, Seller has agreed to indemnify the Wendy's Group (as defined in the Purchase Agreement), from and against certain losses, liabilities, damages, costs or expenses that members of the Wendy's Group may suffer, incur or pay;

       WHEREAS, the Purchase Agreement provides that, subject to the terms of this Agreement, after the closing of the transactions contemplated by the Purchase Agreement any Wendy's Claim (as defined in the Purchase Agreement) may only be satisfied out of an escrow fund (the "Escrow Fund") initially consisting of 411,250 Newco Exchangeable Shares (rounded to the nearest whole number);

       WHEREAS, pursuant to the Purchase Agreement, Seller is transferring herewith to the Escrow Agent 411,250 Newco Exchangeable Shares to be held by the Escrow Agent in the Escrow Fund upon the terms and conditions set forth herein;

       WHEREAS, this Agreement is intended to support the right of indemnification of the Wendy's Group against Seller upon the terms and subject to the limitations set forth herein and in Article 7 of the Purchase Agreement; and
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       WHEREAS, the foregoing recitals are made by the parties hereto other than the Escrow Agent;


       NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

       1. ESTABLISHMENT OF ESCROW. (a) Simultaneously with the execution of this Agreement, Seller shall deposit with the Escrow Agent one or more certificates registered in the name of Seller representing 411,250 Newco Exchangeable Shares to be held by the Escrow Agent in the Escrow Fund. Each of such certificates so deposited shall be in the form specified in Section 1(b) hereof.

            (b) The Newco Exchangeable Shares held by the Escrow Agent from time to time and all other cash, securities and other property from time to time held by the Escrow Agent in the Escrow Fund in accordance with the terms hereof, including any common shares, without par value, of Wendy's (the "Wendy's Common Shares") issued in respect of Newco Exchangeable Shares, and any stock or other property issued in respect thereof in connection with stock splits, stock dividends, distributions, combinations and like transactions shall be held by the Escrow Agent in the Escrow Fund pursuant to the terms hereof and shall be registered in the name of Seller and shall either be duly endorsed in blank by Seller or accompanied by stock transfer powers duly executed in blank by Seller.

       2. EXCHANGE OF NEWCO EXCHANGEABLE SHARES. (a) If at any time, and from time to time, Newco Exchangeable Shares deposited in the Escrow Fund are to be exchanged pursuant to the Articles of Incorporation of Newco ("Newco's Articles") or the Share Exchange Agreement, Wendy's (in the event of an exchange pursuant to the Share Exchange Agreement, including, but not limited to, Wendy's exercise of any of its call rights thereunder) or Newco (in the event of any other exchange pursuant to Newco's Articles) shall notify (the "Exchange Notice") the Escrow Agent in writing, substantially in the form set out in Exhibit A hereto, at least two Business Days prior to such exchange. The Exchange Notice shall be accompanied by Seller's request, if any, to effect such exchange and, in the case of Wendy's exercising any of its call rights pursuant to the Share Exchange Agreement, Wendy's notice with respect to the exercise of such call right. Wendy's or Newco, as the case may be, shall deliver a copy of the Exchange Notice to Seller simultaneously with the delivery to the Escrow Agent. Unless, prior to the time for delivery of the Newco Exchangeable Shares specified in the Exchange Notice, the Escrow Agent shall have received a subsequent notice, substantially in the form set out in Exhibit B hereto, signed by Seller and either Newco or Wendy's, as the case may be, not to effect such exchange, the Escrow Agent shall deliver the Newco Exchangeable Shares to be exchanged to the person designated in the Exchange Notice in the manner and at the time and place specified in the Exchange Notice. The terms and


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procedures for any such exchange shall be as set forth in the Share Exchange
Agreement or Newco's Articles (copies of which have been delivered to the Escrow Agent).

            (b) If at any time Newco Exchangeable Shares deposited in the Escrow Fund are to be delivered to Wendy's as payment for Wendy's Common Shares pursuant to the Subscription Agreement and the Guaranty, Wendy's shall notify the Escrow Agent and the Trustee in writing (with a copy to Seller), substantially in the form set out in Exhibit C hereto, at least two Business Days prior to the due date of such payment. Each of the Trustee and Seller hereby acknowledges and agrees that all Wendy's Common Shares to be issued for such Newco Exchangeable Shares shall be in the form specified in Section 2(c) hereof and that such Wendy's Common Shares shall be deposited by Wendy's directly into the Escrow Fund. The terms and conditions for any such delivery and payment shall be as set forth in the Subscription Agreement and the Guaranty (copies of which have been delivered to the Escrow Agent).

            (c) All Wendy's Common Shares delivered by Wendy's to the Escrow Agent upon any such exchange or in return for the delivery of such Newco Exchangeable Shares pursuant to the Subscription Agreement and the Guaranty shall be registered in the name of Seller but shall become a part of the Escrow Fund as set forth in Section 3(a) or (b) hereof and shall be accompanied by a stock transfer power endorsed in blank by Seller and shall be held by the Escrow Agent in accordance with the provisions of this Agreement.

       3. DIVIDENDS AND DISTRIBUTIONS OF SECURITIES HELD IN ESCROW; INVESTMENTS. (a) Any cash, securities or other property issued with respect to, or in exchange for, any property held in the Escrow Fund shall be deposited (net of any applicable Taxes or U.S. Taxes required to be deducted or withheld by Wendy's in respect thereof) in the Escrow Fund and shall be held by the Escrow Agent on the same terms as the property with respect to or in exchange for which such cash, securities or other property shall have been delivered; provided that regular quarterly dividend payments made with respect to any Exchangeable Shares or Wendy's Shares in the Escrow Fund shall be made directly to Seller by Newco or Wendy's, as the case may be, and any income earned on any other assets or property in the Escrow Fund (other than Newco Exchangeable Shares or Wendy's Common Shares) shall be distributed to Seller by the Escrow Agent immediately after receipt thereof.

            (b) The Escrow Agent may, upon the written direction of Seller (substantially in the form set out in Exhibit D hereto), invest any cash held in the Escrow Fund in Canadian government obligations having a maturity of 91 days or less, or in demand or term deposits or short term certificates of deposit issued by any Canadian chartered bank. The Escrow Agent shall not be responsible for investing any funds in the

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absence of a written direction from the Seller or for any loss incurred upon any such investment made in good faith.

       4. GRANT OF SECURITY INTEREST. (a) Seller hereby grants to Wendy's a security interest in any and all cash, securities or other property contained in the Escrow Fund from time to time and in any and all dividends or other distributions paid or made with respect thereto while contained in the Escrow Fund to secure the obligations of Seller to indemnify the Wendy's Group for Wendy's Claims on the terms and subject to the limitations set forth in Article 7 of the Purchase Agreement.

            (b) Seller will, in such manner and form as Wendy's may require, execute, deliver, file and record any financing statement, continuation statement, specific assignment or other paper and take any other action that Wendy's may reasonably request in order to create, preserve, perfect or continue the perfection of any security interest hereunder or to enable Wendy's to exercise and enforce its rights hereunder with respect to its security interest hereunder. To the extent permitted by applicable law, Seller hereby authorizes Wendy's to execute and file, in the name of Seller or otherwise, financing statements which Wendy's, in its sole discretion, may deem necessary or appropriate to further perfect the security interest of Wendy's granted hereunder.

            (c) The security interest granted herein shall terminate upon termination of this Agreement.

       5. RELEASE OF THE ESCROW FUND. (a) Wendy's shall promptly notify the Escrow Agent in writing, substantially in the form set out in Exhibit E hereto, each time it notifies Seller of a Wendy's Claim pursuant to the Purchase Agreement; provided, however, that any failure or delay in so notifying the Escrow Agent shall not impair any rights of Wendy's hereunder. Upon resolution of any Wendy's Claim that permits recovery from the Escrow Fund in accordance with the terms of the Purchase Agreement, Wendy's shall notify the Escrow Agent in writing (with a copy to Seller), substantially in the form set out in Exhibit F hereto, of such resolution. Such notice shall be accompanied (i) in the case of a Wendy's Claim submitted to a judicial proceeding, by a copy of the award from such proceeding in a judgment which is non-appealable, specifying the amount of such recovery; (ii) in the case of a Wendy's Claim settled by written agreement between Wendy's (or a member of the Wendy's Group) and Seller, by a copy of such agreement specifying the amount of such recovery; or (iii) in the case of a Wendy's Claim where Seller is deemed to have agreed to a recovery because he has not objected to such Wendy's Claim in the manner and within the time set forth in Section 7.5(b) of the Purchase Agreement, by an Officer's Certificate from Wendy's certifying that notice of such Wendy's Claim was given in accordance with Section 7.5(a) of the Purchase Agreement and that the time period set forth in Section 7.5(b) of the Purchase Agreement has expired and Seller has not disputed such Wendy's Claim within such time period.


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            (b)    The Escrow Agent shall, within five Business Days after
receipt of such notice, substantially in the form of Exhibit F hereto, distribute to Wendy's on behalf of the claiming member or members of the Wendy's Group, out of the Escrow Fund, the Recovery Amount as determined by Wendy's pursuant to Section 5(d) hereof in the manner set forth therein unless, prior to the expiration of such five Business-Day period, (i) in the case of a notice pursuant to Section 5(a)(i) hereof, Seller shall have objected in writing that Wendy's notice does not comply with Section 5(a) hereof or that the Recovery Amount has not been determined in accordance with Section 5(d), or (ii) in the case of a notice pursuant to Section 5(a)(iii) hereof, Seller shall have objected in writing (A) that Wendy's notice does not comply with Section 5(a) hereof or (B) to either of the statements in the Officer's Certificate accompanying such notice or (C) that the Recovery Amount has not been determined in accordance with Section 5(d) or (iii) in the case of a notice pursuant to
Section 5(e) hereof, Seller shall have objected in writing that the Recovery Amount has not been determined in accordance with Section 5(d); such objection to be substantially in the form of Exhibit G hereto.

            (c) In the event Seller shall have timely raised any of the objections set forth in Section 5(b)(i) or (ii), the Escrow Agent shall promptly notify Wendy's of such objection. Wendy's and Seller shall thereupon endeavour to amicably resolve such dispute within ten Business Days. If Wendy's and Seller are unable to resolve such dispute within such period, such dispute shall be submitted to former Mr. Justice Patrick Galligan or, if former Mr. Justice Patrick Galligan is unable to act, to former Mr. Justice David Griffiths or if former Mr. Justice David Griffiths is unable to act to another retired justice jointly selected by Wendy's and Seller, as sole arbitrator (the "Arbitrator"). If the parties fail to so agree within three Business Days after becoming aware that former Mr. Justice David Griffiths is unable to act, either party may apply to the Ontario Court, General Division, under the International Commercial Arbitration Act (Ontario) to appoint another retired judge of the Ontario Court, General Division, as Arbitrator. With respect to any such arbitration the following shall apply: (i) Each of Wendy's and Seller shall set out its position with respect to the disputed matter as specifically as possible and put before the Arbitrator only those issues that are genuinely in dispute; (ii) the Arbitrator shall be instructed that time is of the essence in determining the dispute and that the Arbitrator shall use his best efforts to render the award within ten Business Days after the dispute is submitted to arbitration; (iii) the arbitration shall take place in Toronto, Ontario; (iv) Ontario law shall be applied in connection with the arbitration, including its conflict of law rules and the International Commercial Arbitration Act (Ontario); (v) the arbitration award shall be rendered in writing and shall be final and binding on Wendy's and Seller, not subject to any appeal; (vi) the prevailing party in such arbitration shall be reimbursed by the losing party for all reasonable legal fees and expenses and other reasonable costs and out of pocket expenses incurred by the prevailing party in the arbitration. Within two Business Days after receipt from Wendy's of a copy of such

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arbitration award (certified as to its authenticity by the secretary or any assistant secretary of Wendy's), the Escrow Agent shall distribute to Wendy's the Recovery Amount specified in Section 5(d) hereof in the manner set forth therein.

            (d) The number of Newco Exchangeable Shares, Wendy's Common Shares, other securities, and/or the amount of cash and/or other property to be distributed to Wendy's out of the Escrow Fund (the "Recovery Amount") shall be determined by Wendy's. With respect to Wendy's Common Shares or Newco Exchangeable Shares, such determination should be made by giving effect to the method of calculating the value of Newco Exchangeable Shares or Wendy's Common Shares set forth in Section 7.3(b) of the Purchase Agreement. Any other securities or property other than cash shall be valued at their Fair Market Value on a Business Day not more than two Business Days prior to the distribution thereof to Wendy's. Whenever the Escrow Agent shall distribute a Recovery Amount pursuant to Sections 5(b) or (c) hereof, the Escrow Agent shall distribute such Recovery Amount to Wendy's on behalf of the claiming member of the Wendy's Group if such Wendy's Claim was brought by a member of the Wendy's Group other than Newco. In the case of a Wendy's Claim brought by Newco, such Recovery Amount shall be distributed to Wendy's on its own behalf and not on behalf of Newco and shall not be acquired or deemed to be acquired by Newco and in such case the rights of Newco and Wendy's shall be settled by agreement between Newco and Wendy's. Each such distribution shall be made through instruments of transfer reasonably satisfactory to Wendy's.

            (e) Seller hereby represents and warrants that Seller is not a non-resident of Canada within the meaning of the Income Tax Act (Canada). Seller shall notify the Escrow Agent and Wendy's in writing immediately after Seller shall have become a non-resident of Canada within the meaning of the Income Tax Act (Canada) and each time Seller moves to another jurisdiction outside of Canada. Such notice shall specify Seller's new jurisdiction of residency. After becoming a non-resident of Canada, Seller shall provide Wendy's and the Escrow Agent, prior to any distribution by the Escrow Agent pursuant to this Agreement, with a certificate pursuant to Section 116 of the Income Tax Act (Canada) or any successor section thereto having a certificate limit in an amount which is not less than the fair market value of the property recoverable from the Escrow Fund to satisfy the Wendy's Claim and otherwise conforming in all respects with the provisions of Section 116 of the Income Tax Act (Canada) or any successor provision thereto. Failing the provision of such certificate, in case the Escrow Agent shall be required to pay any Taxes pursuant to Section 116 of the Income Tax Act (Canada), the Escrow Agent shall be entitled to indemnification from Wendy's with respect to any such Taxes, and Seller shall be liable to Wendy's with respect to any such Taxes which the Escrow Agent or Wendy's, as the case may be, may be liable to pay pursuant to the provisions of Section 116 of the Income Tax Act (Canada) or any successor section thereto. Wendy's shall be entitled to recover against the Escrow Fund or from Seller's

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other assets an amount equal to any such Taxes for which Wendy's may be liable.
In the event Wendy's shall be entitled to seek recovery against the Escrow Fund pursuant to this provision, Wendy's shall be entitled to make a claim against the Escrow Fund in the manner set forth in Section 5(b) hereof. The Escrow Agent shall be entitled to deduct or withhold any taxes required to be deducted or withheld pursuant to the Income Tax Act (Canada) from income earned on any asset or property, other than Newco Exchangeable Shares or Wendy's Common Shares, which is to be distributed to Seller pursuant to this Agreement. Nothing herein shall be construed as requiring the Escrow Agent to determine or withhold the amount of any Taxes which Wendy's may be required to withhold or for which Wendy's may be primarily liable.

            (f) If any certificate representing Wendy's Common Shares or Newco Exchangeable Shares distributed to Wendy's hereunder represents more than the number of such shares required to be distributed to Wendy's hereunder, such distribution shall only be made if Wendy's delivers or causes to be delivered to the Escrow Agent, one or more certificates, issued in the name of Seller, representing the Wendy's Common Shares or Newco Exchangeable Shares that are not required to be distributed to Wendy's hereunder.

       6. RIGHT TO RELY; INDEMNITY; PERFORMANCE; LIMITATION OF LIABILITY OF ESCROW AGENT. (a) The Escrow Agent shall be protected in acting and relying reasonably upon any written notice, direction, instruction, order, certificate, confirmation, request, waiver, consent, receipt, statutory declaration or other paper or document (collectively referred to as "Documents") furnished to it and signed by any person required to or entitled to execute and deliver to the Escrow Agent any such Documents in connection with this Agreement, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information therein contained, which it in good faith believes to be genuine. At the time of signing this Agreement, Seller shall provide the Escrow Agent with a sample signature. Within 10 days of the date of this Agreement, each of Wendy's and Newco shall provide the Escrow Agent with a certificate of incumbency setting forth the names of persons authorized to sign Documents to the Escrow Agent together with specimen signatures of such persons.

       The Escrow Agent shall be entitled to rely on the incumbency certificate provided by each of Wendy's and Newco and the sample signature provided by Seller until such time as it receives written notice of a change in such persons accompanied by an updated incumbency certificate in the case of each of Wendy's and Newco.

            (b) Wendy's agrees to indemnify and hold harmless the Escrow Agent and each of its directors, officers and agents appointed and acting in accordance with this Agreement (collectively, the "Indemnified Parties") against all claims, liabilities, losses,


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damages, costs, penalties, fines and reasonable expenses, including reasonable legal expenses (collectively, "Damages") which, without fraud, gross negligence, willful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party as a result of the Escrow Agent's compliance with its duties set forth in this Agreement or reliance upon any of the Documents provided hereunder. In no case shall Wendy's be liable under this indemnity for any claim against any of the Indemnified Parties unless Wendy's shall be notified by the Escrow Agent of the written assertion of a claim or of any action commenced against the Indemnified Parties, as soon as practicable after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to clause (ii) below, Wendy's shall be entitled to participate at its own expense in the defense and, if Wendy's so elects at any time after receipt of such notice, it may assume the defense of any suit brought to enforce any such claim. The Escrow Agent shall have the right to employ separate counsel in any such suit and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Escrow Agent unless: (i) the employment of such counsel has been authorized by Wendy's; or (ii) the counsel retained by Wendy's would be inappropriate due to actual or potential difference in interests between the Escrow Agent and any other party represented by such counsel retained by Wendy's in such a proceeding (in which case Wendy's shall not have the right to assume the defense of such suit on behalf of the Escrow Agent but shall be liable to pay the reasonable fees and expenses of counsel for the Escrow Agent). This provision shall survive the resignation or removal of the Escrow Agent or the termination of this Agreement.

            (c) In performing its duties hereunder, the Escrow Agent shall exercise that degree of care, skill and diligence that a prudent professional agent would exercise in comparable circumstances.

            (d) It is further agreed that if any controversy arises, between the parties hereto or with any third person, with respect to the Escrow Fund or any part of the subject matter of this Agreement, its terms or conditions, the Escrow Agent shall not be required to determine the same or take any action in the premises, but may await the settlement of any such controversy by final appropriate legal proceedings or otherwise as it may require, notwithstanding anything in this Agreement to the contrary, and in such event the Escrow Agent shall not be liable for interest or damages.

            (e) The Escrow Agent shall have no duties or responsibilities except as expressly provided in this Agreement and shall have no liability or responsibility arising under any other agreement, including any agreement referred to in this Agreement, to which the Escrow Agent is not a party.


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            (f)    With the prior written consent of Wendy's, such consent not to be unreasonably withheld, the Escrow Agent may retain legal counsel and advisors as may be reasonably required for the purposes of discharging its duties or determining its rights under this Agreement, and may rely and act upon the advice of such counsel or advisor. Seller shall pay or reimburse the Escrow Agent for any reasonable fees, expenses and disbursements of such counsel or advisors.

            (g) In the event that Wendy's shall be obligated to indemnify the Escrow Agent pursuant to Section 6(b) hereof as a result of acts or omissions of Seller, Seller agrees to indemnify and hold harmless Wendy's against all Damages paid, incurred or suffered by Wendy's as a result of Wendy's compliance with
Section 6(b) hereof, including, but not limited to, any costs and expenses (including reasonable legal expenses) incurred in connection with the enforcement of Wendy's rights under this provision.

       7. RESIGNATION, REMOVAL, SUCCESSOR. (a) The Escrow Agent may resign as escrow agent under this Agreement and thereby become discharged from the obligations hereby created, by notice in writing given to Wendy's and Seller not less than thirty days before such resignation is to take effect.

            (b) The Escrow Agent may be removed at any time by an instrument or concurrent instruments in writing delivered to the Escrow Agent and signed by Wendy's and Seller.

            (c) If at any time hereafter the Escrow Agent shall give notice of its resignation pursuant to Section 7(a), shall be removed pursuant to
Section 7(b), or shall be dissolved or otherwise become incapable of acting, or the position of the Escrow Agent shall become vacant for any other reason, Wendy's, Newco and Seller shall promptly appoint a successor Escrow Agent. Upon such appointment such successor shall execute, acknowledge and deliver to its predecessor and also to Wendy's, Newco and Seller, an instrument in writing accepting such appointment hereunder and agreeing to be bound by the terms and provisions of this Agreement. Thereupon such successor Escrow Agent, without any further act, shall become fully vested with all the rights, immunities, and powers, and shall be subject to all of the duties and obligations of its predecessor and such predecessor Escrow Agent shall promptly deliver the Escrow Fund to such successor.

            (d) In the event that a successor Escrow Agent has not been appointed within thirty days of the date of any such resignation, removal, dissolution, incapacity or vacancy, the Escrow Agent shall deposit the Escrow Fund with the clerk of a court of competent jurisdiction in the City of Toronto, Canada and shall interplead all of the


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parties hereto. Upon so depositing the Escrow Fund and filing its pleading, this
Agreement shall terminate as to the Escrow Agent.

            (e) In the event the Escrow Agent is merged, consolidated or amalgamated with any other entity and, as a result thereof, the Escrow Agent ceases to exist as a separate entity, then such surviving entity, without any further act, shall become fully vested with all the rights, immunities, and powers, and shall be subject to all of the duties and obligations of the Escrow Agent.

       8. TERMINATION. (a) The Escrow Fund shall terminate on the first Business Day following the end of the Survival Period; provided, however, that if Wendy's has provided notice to the Escrow Agent and Seller prior to 5:00 p.m., Toronto time, on such day, of one or more Wendy's Claims to be satisfied out of the Escrow Fund, and such Wendy's Claim remains unresolved as of such time and date, then the Escrow Fund shall continue in effect until all such Wendy's Claims shall have been resolved in accordance with the Purchase Agreement. After all remaining Wendy's Claims under the Purchase Agreement have been resolved, and not before, and after any and all property which is to be distributed to Wendy's in satisfaction of such claims pursuant to the terms hereof and the Purchase Agreement, the Escrow Agent shall distribute any property remaining in the Escrow Fund to Seller. Neither Wendy's nor Newco shall have any responsibility to distribute all or any portion of the property remaining in the Escrow Fund to Seller.

            (b) This Agreement shall terminate on the latest of the distributions to occur pursuant to subsection 8(a).

       9. DEFINITIONS. Except as otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to such terms in the Purchase Agreement. As used herein, the following terms shall have the following meanings:

       "Agreement" shall have the meaning ascribed to such term in the first paragraph of the preamble.

       "Arbitrator" shall have the meaning ascribed to such term in Section
5(c).

       "Business Day" means any day other than a Saturday, a Sunday or any other day when banks are not open for business in Toronto, Ontario.

       "Company" shall have the meaning ascribed to such term in the second paragraph of the preamble.

       "Damages" shall have the meaning ascribed to such term in Section 6(b).

       "Documents" shall have the meaning ascribed to such term in Section 6(a).

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       "Escrow Agent" shall have the meaning ascribed to such term in the first paragraph of the preamble.

       "Escrow Fund" shall have the meaning ascribed to such term in the fourth paragraph of the preamble.

       "Exchange Notice" shall have the meaning ascribed to such term in Section 2.

       "Fair Market Value" shall mean, as of the date of determination thereof, with respect to one Newco Exchangeable Share or a Wendy's Common Share, the Wendy's Share Value and, with respect to all other property or assets, the fair market value of such property or asset as determined in good faith by Wendy's. "Indemnified Parties" shall have the meaning ascribed to such term in Section 6(b).

       "Newco" shall have the meaning ascribed to such term in the first paragraph of the preamble.

       "Newco Exchangeable Shares" shall have the meaning ascribed to such term in the second paragraph of the preamble.

       "Newco's Articles" shall have the meaning ascribed to such term in
Section 2(a).

       "Officer's Certificate" shall mean a certificate signed by the Chief Executive Officer, the President or any Vice President of Wendy's.

       "Purchase Agreement" shall have the meaning ascribed to such term in the second paragraph of the preamble.

       "Recovery Amount" shall have the meaning ascribed to such term in Section 5(d).

       "Seller" shall have the meaning ascribed to such term in the first paragraph of the preamble.

       "Taxes" shall have the meaning ascribed to such term in the Share Exchange Agreement.

       "Trustee" shall mean The Huntington Trust Company, N.A., as trustee under the Irrevocable Trust Agreement for the Benefit of Ronald V. Joyce, dated the date hereof.

       "U.S. Taxes" shall have the meaning ascribed to such term in the Share Exchange Agreement.


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       "Wendy's" shall have the meaning ascribed to such term in the first paragraph of the preamble.

       "Wendy's Common Shares" has the meaning ascribed thereto in Section 1(b).

       10. CONFLICT WITH PURCHASE AGREEMENT. In the case of a conflict between the provisions of this Agreement and the Purchase Agreement, the provisions of the Purchase Agreement shall govern.

       11. VOTES ATTACHED TO ESCROWED SHARES. Notwithstanding that a Newco Exchangeable Share or Wendy's Common Share is held in the Escrow Fund, nothing contained in this Agreement shall in any way limit the rights of Seller or the Trustee to exercise the votes attaching to such Newco Exchangeable Shares and Wendy's Common Share, if any, nor in any way limit the rights of a Seller to exercise his right to instruct the Trustee pursuant to the Trust Agreement with respect to the exercise of the votes attached to the Subscribed Shares (as defined in the Subscription Agreement).

       12. FEES. Wendy's agrees to pay the Escrow Agent's fees in such amounts as may be agreed from time to time, together with the Escrow Agent's expenses and disbursements.

       13. AMENDMENTS AND SUPPLEMENTS. This Agreement may not be amended, modified or supplemented by the parties hereto in any manner, except by an instrument in writing signed on behalf of Wendy's, Newco, Seller and the Escrow Agent.

       14. NO WAIVER. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

       15. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Province of Ontario (and the laws of Canada applicable therein), without regard to their respective conflict of law rules.

       16. NOTICE. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered in person or sent by facsimile or via a reputable international overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), and shall be deemed given on the date on which delivered by hand or otherwise on the date of receipt; provided that any notice delivered to the Escrow Agent by facsimile shall be deemed to be delivered on the date and time confirmed by the Escrow Agent (in writing or by telephone) to the sender and any other recipients of such notice:

       To Wendy's or Newco:

            Wendy's International, Inc.
            P.O. Box 256
            4288 West Dublin Granville Road
            Dublin, Ohio  43017
            Attn.:  Lawrence E. Schauf, Esq.
            Facsimile No:  (614) 764-3243

       With a copy to:

            Lang Michener
            BCE Place, Suite 2500
            P.O. Box 747
            181 Bay Street
            Toronto, Ontario M5J 2T7
            Attn.:  Robert Glass, Esq.
            Facsimile Number:  (416) 365-1719

       and

            Fried, Frank, Harris, Shriver & Jacobson
            One New York Plaza
            New York, NY  10004
            Attn.:  Lois Herzeca, Esq.
            Facsimile Number:  (212) 859-4000

       To the Seller:

            Ronald V. Joyce
            10 Blue Ridge Mountain Estates
            Calgary, Alberta T2M 4N4
            Facsimile Number:  (403) 547-5953

       With a copy to:

            Tory Tory DesLauriers & Binnington
            Suite 3000 Aetna Tower
            P.O. Box 270
            Toronto-Dominion Centre
            Toronto, Ontario  M5K 1N2
            Attn.:  Gordon Coleman, Esq., Q.C.
            Facsimile Number:  (416) 865-7380

       To the Escrow Agent:

            The Trust Company of Bank of Montreal
            302 Bay Street
            14th Floor
            Toronto, Ontario M5X 1A1
            Attn.:  Senior Manager, Indenture Trust
            Facsimile Number:  (416) 867-6264

       To the Trustee:

            The Huntington Trust Company, N.A.
            41 South High Street
            Columbus, Ohio  43287
            Attn.:  Candada J. Moore
            Facsimile Number:  (614) 480-5223

       17.  CONSTRUCTION OF AGREEMENT. A reference to a Section shall mean a
Section in this Agreement unless otherwise expressly stated. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole. The words "include," includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation."

       18. ENTIRE AGREEMENT, ASSIGNABILITY. This Agreement and the Purchase Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, except as otherwise expressly provided herein, and shall not be assignable by operation of law or otherwise. Neither the cash, securities or other property contained in the Escrow Funds nor any interest therein shall be sold, pledged, charged or otherwise transferred by Seller without the consent of Wendy's so long as certificates evidencing such securities are held by the Escrow Agent.

Such certificates may bear a legend to that effect and to the effects set forth in the Purchase Agreement.

       19. VALIDITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

       20. CURRENCY. Except where otherwise expressly provided, all amounts in this Agreement are stated and shall be paid in Canadian currency.

       21. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same Agreement.

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                             WENDY'S INTERNATIONAL, INC.

                             BY: /s/ Gordon F. Teter
                                 -----------------------------------------------
                                     Name:   Gordon F. Teter
                                     Title:  President, Chief Executive Officer
                                              and Chief Operating Officer

                                 1149658 ONTARIO INC.

                             BY: /s/ Gordon F. Teter
                                 -----------------------------------------------
                                     Name:   Gordon F. Teter
                                     Title:  Chairman of the Board and President

/s/ Philip Brown             /s/ Ronald V. Joyce
-------------------------    ---------------------------------------------------
WITNESS TO SIGNATURE OF      RONALD V. JOYCE
RONALD V. JOYCE


                             THE TRUST COMPANY OF BANK OF MONTREAL,
                             AS ESCROW AGENT

                             BY:    /s/ Michelle Caturay
                                 -----------------------------------------------
                                     Name:    Michelle Caturay
                                     Title:   Senior Manager, Indenture Trust

                             BY:    /s/ Barbara Fedoryk
                                 -----------------------------------------------
                                      Name:   Barbara Fedoryk
                                      Title:  Vice President, Trust Product
                                               Development and Administration

ACKNOWLEDGED AND AGREED TO WITH RESPECT TO SECTION 2:

THE HUNTINGTON TRUST COMPANY, N.A.

BY:  /s/ Candada J. Moore
    ---------------------------------
Name:    Candada J. Moore
Title:   Vice President

                                                                      EXHIBIT A


                            FORM OF EXCHANGE NOTICE

To:   The Trust Company of Bank of Montreal
cc:   Ronald V. Joyce

            The undersigned hereby notifies you, as escrow agent (the "Escrow Agent") under that certain Escrow Agreement, dated as of December 29, 1995 (the "Escrow Agreement"), among Wendy's International, Inc., 1149658 Ontario Inc., Ronald V. Joyce, and the Escrow Agent, pursuant to Section 2(a) of the Escrow Agreement that ____________ Newco Exchangeable Shares are to be exchanged pursuant to [Newco's Articles] [the Share Exchange Agreement].

            Provided that no written objection, substantially in the form of Exhibit B to the Escrow Agreement, is made prior to [date of delivery of Exchangeable Shares], delivery of the certificate or certificates representing ________ Newco Exchangeable Shares shall be made at [time] on [date] at the offices of __________ located at_______________.

            Capitalized terms used herein and not defined herein have the meanings assigned thereto in the Escrow Agreement.

DATED this _____ day of __________.

                               [WENDY'S INTERNATIONAL, INC.]
                               or
                               [1149658 ONTARIO INC.]

                               By:  __________________________
                                    Name:
                                    Title:

                                                                      EXHIBIT B


                           FORM OF SUBSEQUENT NOTICE
                            PURSUANT TO SECTION 2(a)

To:  The Trust Company of Bank of Montreal

            The undersigned hereby notify you, as escrow agent (the "Escrow Agent") under that certain Escrow Agreement, dated as of December 29, 1995 (the "Escrow Agreement"), among Wendy's International, Inc., 1149658 Ontario Inc., Ronald V. Joyce, and the Escrow Agent, pursuant to Section 2(a) of the Escrow Agreement that [the Newco Exchangeable Shares specified in the Exchange Notice from [Wendy's] [Newco], dated _________ are not to be exchanged.] [of the ______ Newco Exchangeable Shares specified in the Exchange Notice from [Wendy's] [Newco], dated __________, only _____ Newco Exchangeable Shares are to be exchanged at the time and place indicated in such Exchange Notice.]

            Capitalized terms used herein and not defined herein have the meanings assigned thereto in the Escrow Agreement.

DATED this _____ day of __________.

                                             [WENDY'S INTERNATIONAL, INC.]
                                             or
                                             [1149658 ONTARIO INC.]

_______________________________              By:   __________________________
Ronald V. Joyce                                    Name:
                                                   Title:

                                                                      EXHIBIT C


                             FORM OF WENDY'S NOTICE
                      OF PAYMENT FOR WENDY'S COMMON SHARES



To:    The Trust Company of Bank of Montreal
cc:    Huntington Trust Company, N.A.
       Ronald V. Joyce

            The undersigned hereby notifies you, as escrow agent (the "Escrow Agent") under that certain Escrow Agreement, dated as of December 29, 1995 (the "Escrow Agreement"), among Wendy's International, Inc., 1149658 Ontario Inc., Ronald V. Joyce, and the Escrow Agent, pursuant to Section 2(b) of the Escrow Agreement that __________ Newco Exchangeable Shares deposited in the Escrow Fund are to be delivered to Wendy's as payment for Wendy's Common Shares pursuant to the Subscription Agreement and the Guaranty.

            Delivery of the certificate or certificates representing ________ Newco Exchangeable Shares shall be made at [time] on [date] at the offices of __________ located at ___________.

             Capitalized terms used herein and not defined herein have the meanings assigned thereto in the Escrow Agreement.

DATED this _____ day of __________.

                                               WENDY'S INTERNATIONAL, INC.

                                               By:  __________________________
                                                    Name:
                                                    Title:

                                                                      EXHIBIT D


                           FORM OF WRITTEN DIRECTION
                        OF SELLER FOR INVESTMENT OF CASH

To:    The Trust Company of Bank of Montreal
cc:    Wendy's International, Inc.

            The undersigned hereby notifies you, as escrow agent (the "Escrow Agent") under that certain Escrow Agreement, dated as of December 29, 1995 (the "Escrow Agreement"), among Wendy's International, Inc., 1149658 Ontario Inc., Ronald V. Joyce, and the Escrow Agent, pursuant to Section 3(b) of the Escrow Agreement that you are directed to invest Cdn. $_____ held in cash in the Escrow Fund in [Canadian government obligations having a maturity of 91 days or less] [demand deposits issued by any Canadian chartered bank] [term deposits issued by any Canadian chartered bank] [short term certificates of deposit issued by any Canadian chartered bank].

            Capitalized terms used herein and not defined herein have the meanings assigned thereto in the Escrow Agreement.

DATED this _____ day of __________.

                                                  --------------------------
                                                  Ronald V. Joyce

                                                                      EXHIBIT E

                            FORM OF NOTICE TO ESCROW
                            AGENT OF A WENDY'S CLAIM

To:    The Trust Company of Bank of Montreal
cc:    Ronald V. Joyce

            The undersigned hereby notifies you, as escrow agent (the "Escrow Agent") under that certain Escrow Agreement, dated as of December 29, 1995 (the "Escrow Agreement"), among Wendy's International, Inc., 1149658 Ontario Inc., Ronald V. Joyce, and the Escrow Agent, pursuant to Section 5(a) of the Escrow Agreement that on ____________ we notified Seller of a Wendy's Claim pursuant to the Purchase Agreement. A copy of such notice is attached as Exhibit 1 hereto.

            Capitalized terms used herein and not defined herein have the meanings assigned thereto in the Escrow Agreement.

DATED this _____ day of __________.

                                                WENDY'S INTERNATIONAL, INC.

                                                By:  __________________________
                                                     Name:
                                                     Title:

                                                                      EXHIBIT F

                          FORM OF NOTICE OF RESOLUTION
                                OF WENDY'S CLAIM

To:    The Trust Company of Bank of Montreal
cc:    Ronald V. Joyce

            The undersigned hereby notifies you, as escrow agent (the "Escrow Agent") under that certain Escrow Agreement, dated as of December 29, 1995 (the "Escrow Agreement"), among Wendy's International, Inc., 1149658 Ontario Inc., Ronald V. Joyce, and the Escrow Agent, pursuant to [Section 5(a) of the Escrow Agreement that the Wendy's Claim of which you have been notified on __________ has been resolved and that Wendy's makes the following claim against the Escrow Fund] [Wendy's makes the following claim against the Escrow Fund pursuant to
Section 5(e) of the Escrow Agreement]:

            [insert number of Newco Exchangeable Shares or Wendy's Common Shares or amount of cash, other securities or property claimed]

            [As required pursuant to Section 5(a) of the Purchase Agreement, attached as Exhibit 1 hereto is a copy of [non-appealable judgment] [agreement between Wendy's and Seller] [Officer's Certificate].]

             Provided that no written objection to this claim, substantially in the form of Exhibit G to the Escrow Agreement, is made prior to [date of delivery of Newco Exchangeable Shares, Wendy's Common Shares or cash, other securities or property], delivery of the [certificate or certificates representing __________ Newco Exchangeable Shares or Wendy's Common Shares] [cash, other securities or property] from the Escrow Fund shall be made at [time] on [date] at the offices of ________________ located at_________________.

            Capitalized terms used herein and not defined herein have the meanings assigned thereto in the Escrow Agreement.

DATED this _____ day of __________.

                                              WENDY'S INTERNATIONAL, INC.

                                              By: __________________________
                                                  Name:
                                                  Title:

                                                                      EXHIBIT G



                            FORM OF SELLER OBJECTION
                 TO WENDY'S SECTION 5(a)(i) OR 5(a)(iii) NOTICE

To:    The Trust Company of Bank of Montreal
cc:    Wendy's International, Inc.

            The undersigned hereby notifies you, as escrow agent (the "Escrow Agent") under that certain Escrow Agreement, dated as of December 29, 1995 (the "Escrow Agreement"), among Wendy's International, Inc., 1149658 Ontario Inc., Ronald V. Joyce, and the Escrow Agent, pursuant to Section 5(b)[(i) or (ii)] of the Escrow Agreement that he objects to Wendy's Claim to withdraw _____ [Newco Exchangeable Shares] [Wendy's Shares] [other cash, securities or property] from the Escrow Fund on the grounds that [Wendy's notice did not comply with Section 5(a) of the Escrow Agreement] [the Recovery Amount has not been determined in accordance with Section 5(d)] [notice of Wendy's Claim was not given in accordance with Section 7.5(a) of the Purchase Agreement or that Seller disputed Wendy's Claim within the time period set forth in Section 7.5(b) of the Purchase Agreement].

            Capitalized terms used herein and not defined herein have the meanings assigned thereto in the Escrow Agreement.

DATED this _____ day of __________.

                                                    --------------------------
                                                    Ronald V. Joyce